Exhibit 99.1

                       Balance Sheet
                       -------------
                                                   February 28, 1997
                                                   -----------------
           Assets
           ------
           Cash                                          53,555,893
           Accounts Receivable (net)                      8,935,460
           Inventory                                      1,240,666
           Notes Receivable                               7,419,180
           Prepaid Expenses                               2,367,365
           Other                                              --

           Total Current Assets                          73,518,563

           Property, Plant, and Equipment               483,342,749
           Less Accumulated Depreciation               -324,101,160
           Net Property, Plant, and Equipment           159,241,590
           Due from Affiliates and Insiders                   --
           Intangibles                                   32,213,862
           Other                                         27,662,621

           Total Assets                                 292,636,635

           Post-petition Liabilities
           -------------------------
           Accounts Payable                               3,066,104
           Taxes Payable                                  2,739,209
           Notes Payable                                      --
           Professional Fees                                  --
           Secured Debt                                       --
           Due to Affiliates and Insiders                     --
           Other                                        163,424,021

           Total Post-petition Liabilities              169,229,334

           Pre-petition Liabilities
           ------------------------
           Secured Debt                                  63,683,100
           Priority Debt                                      --
           Unsecured Debt                               251,375,735
           Other                                              --

           Total Pre-petition Liabilities               315,058,835

           Total Liabilities                            484,288,169

           Owners Pre-petition Equity                  -190,804,798
           Post-petition Cumulative Profit (Loss)          -846,736

           Total Equity (Deficit)                      -191,651,533

           Total Liabilities and Owners Equity          292,636,635


                                Income Statement
                                ----------------
                                                       Month Ended
                                                    February 28, 1997
                                                    -----------------
           Total Revenues                                  11,670,027
           Revenue Reductions                              -2,618,768

           Net Revenues                                     9,051,259

           Officer/Insider Compensation                       267,464
           Wages/Salaries                                   2,758,163
           Payroll Taxes                                      561,672
           Rent and Lease Expense                              19,468
           Insurance                                          221,095
           Depreciation/Depletion/Amortization              2,579,151
           General and Administrative                         582,006
           Other                                            2,362,965

           Total Operating Expenses                         9,351,984

           Operating Income                                  -300,725

           Other Income                                       286,385
           Interest Expense                                  -832,396

           Net Other Income and Expense                      -546,011

           Net Profit (Loss)                              -846,735.66